Exhibit 99.1

FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL

ANNOUNCES NEW UNSECURED CREDIT AGREEMENT AND REDEMPTION OF SENIOR NOTES DUE 2017

HOUSTON, Texas, March 3, 2016… Service Corporation International (NYSE: SCI), announced today that it has entered into a $1.4 billion unsecured credit agreement maturing in 2021 providing for a $700 million revolving credit facility and a $700 million Term Loan A. The Company will use proceeds from the Term Loan A and certain revolver drawings to repay $580 million of outstanding borrowings under the existing credit agreement and to redeem all $295 million of outstanding 7.00% Senior Notes due 2017.

The Company will issue a notice for the redemption of approximately $295 million aggregate principal amount of its 7.00% Senior Notes due 2017 pursuant to the terms of the indenture. The Bank of New York Mellon Trust Company, N.A. is the redemption agent/paying agent and may be reached:

By Hand, Registered or Certified Mail, or Overnight Delivery

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

ATTN: CT Ops

111 Sanders Creek Pkwy

East Syracuse, New York 13057

By Mail

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

111 Sanders Creek Pkwy

East Syracuse, New York 13057

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, our credit agreements containing covenants that may prevent us from engaging in certain transactions; declines in overall economic conditions beyond our control reducing future potential earnings and cash flows; or our level of indebtedness adversely affecting our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from fulfilling our obligations under our indebtedness. For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2015 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At December 31, 2015, we owned and operated 1,535 funeral homes and 469 cemeteries (of which 262 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088

Media:	Marianne Gooch - Managing Director / Corporate Communications	(713) 525-9167